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                                                                       Exhibit 1

                                    AGREEMENT
          RESPECTING JOINT FILING OF SCHEDULE 13D AND POWER OF ATTORNEY

     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D reporting each of the undersigned's ownership of shares of common stock of Interstate Hotels Corporation, a Maryland corporation, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned. The undersigned are entering into this Joint Filing Agreement and, in connection therewith, each of the undersigned hereby appoints Gary M. Goldberg as attorney-in-fact to file said Schedule 13D and any amendments thereto on his, her or its behalf.

     IN WITNESS THEREOF this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same Agreement, and this Agreement may be effected by a written facsimile signature of any party.

Dated October 7, 1999.

/s/ Gary M. Goldberg
--------------------
Gary M. Goldberg


GARY GOLDBERG & CO., INC.

By: /s/ Gary M. Goldberg
    ---------------------------
    Gary M. Goldberg, President


Gary Goldberg VIP 100, Inc., general partner, for VIP 100, L.P.

By: /s/ Gary M. Goldberg
    ---------------------------
    Gary M. Goldberg, President


Gary Goldberg VIP, Inc.

By: /s/ Gary M. Goldberg
    ---------------------------
    Gary M. Goldberg, President


/s/ Annette Berkman
-------------------
Ms. Annette Berkman


/s/ Edward Carter
-----------------
Mr. Edward Carter


/s/ Maxine Dombrow
------------------
Ms. Maxine Dombrow


/s/ Louis Ecker
---------------
Mr. Louis Ecker


/s/ Alan Frankel
----------------
Mr. Alan Frankel


/s/ Dorothy Lopreato
--------------------
Ms. Dorothy Lopreato


/s/ Rita Mayersohn
------------------
Ms. Rita Mayersohn


/s/ Paul Nussbaum
-----------------
Mr. Paul Nussbaum